EXHIBIT 32.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER

PURSUANT TO RULE 13A-14(b) OF THE EXCHANGE ACT AND 18 U.S.C. SECTION 1350.

In connection with the Annual Report on Form 10-K of Curis, Inc. (the “Company”) for the fiscal year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Daniel R. Passeri, Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1)     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:     February 27, 2004

/s/ DANIEL R. PASSERI Daniel R. Passeri Chief Executive Officer